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Exhibit 10.8

                     SEVERANCE AGREEMENT AND GENERAL RELEASE

         THIS SEVERANCE AGREEMENT AND GENERAL RELEASE (this "Agreement") is made as of the 16th day of August, 1999, by and between Michael L. Lowe ("Michael Lowe") and Karen W. Lowe ("Karen Lowe") (each an "Employee" and collectively, the "Employees") and their successors and assigns, and Imtek Office Solutions, Inc. and its affiliates and wholly-owned direct and indirect subsidiaries, officers, directors, representatives, agents, predecessors, successors and assigns (referred to herein, collectively and individually, as "Imtek").

         For and in consideration of the mutual promises and commitments specified herein, the Employees, jointly and severally, and Imtek hereby agree as follows:

         1. TERMINATION OF EMPLOYMENT; RESIGNATION, CONTINUATION OF INDEMNITY. Employees agree and acknowledge that their employment is terminated effective as of 12:00 a.m. on the date of this Agreement, and that as of such time Imtek shall have no liability or further obligation in connection with such employment or the termination thereof, including, without limitation, for salary, benefits or other compensation, or in respect of any other matter, except as expressly provided in this Agreement, and Employees, except as otherwise expressly provided in this Agreement, to the fullest extent permitted under law, waive application of any and all laws, rules, regulations or provisions which would provide for any compensation or benefits from and after the date hereof. Further, Michael Lowe agrees to resign, and does hereby resign from all offices and directorships of Imtek held by him effective as of the date first set forth above, including, without limitation, from the offices of president of Imtek Corporation, the board of directors of Imtek Corporation, vice-president of Imtek Office Solutions, Inc. and from the board of directors of Imtek Office Solutions, Inc., and agrees to provide written resignations to Imtek simultaneous with the execution of this Agreement. Imtek and Mike Lowe acknowledge that Mike Lowe has acted under limited authority since March 17, 1999 with respect to the foregoing offices and directorships. Imtek agrees for itself and by its execution of this Agreement for Imtek Corporation that Michael Lowe shall retain any and all indemnity or insurance provided under any applicable by-law, resolution, corporate charter, state law, common law or policy of insurance for any alleged act or omission by him during the time of his service in any of the foregoing capacities, in accordance with the terms of such by-law, resolution, corporate charter, state law, commom law, or policy of insurance, to the extent the same would be available had he continued with all or any of the foregoing positions.

         2. ACCEPTANCE OF RESIGNATION. Imtek Office Solutions, Inc., by its execution of this Agreement hereby warrants and represents its actual authority to accept these resignations on behalf of the pertinent entities.

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         3. REFERENCES TO MICHAEL LOWE. Effective as of the date hereof, Imtek agrees that it will not in any way represent or indicate to any person that Michael Lowe remains associated with Imtek other than under the terms of this Agreement.

         4. CERTAIN ACKNOWLEDGMENTS. In connection with the transactions contemplated by (i) that certain Agreement (the "Exchange Agreement") dated as of November 1, 1997 by and among Imtek Office Solutions, Inc., a Delaware corporation, Michael Lowe, Karen Lowe and all other persons who were shareholders of Office Supply Line Holdings, Inc. ("OSL Holdings") immediately prior to the effective time of the Exchange Agreement (the "OSL Shareholders"), a true and accurate copy of which is attached hereto as EXHIBIT A, and (ii) that certain Inventory Purchase and Sale Agreement (the "Purchase Agreement" and, together with the Exchange Agreement, dated as of November 1, 1997 by and among Imtek Corporation, Michael Lowe and Office Supply Line, Inc., a Virginia corporation ("OSL"), a true and accurate copy of which is attached hereto as EXHIBIT B, (collectively, the "Acquisition Documents") Michael Lowe, Karen Lowe and Imtek, hereby agree and acknowledge as follows:

                  (a) the Acquisition Documents were effective to, and did duly transfer (i) to Imtek all right, title and interest in and to the Inventory (within the meaning of the Purchase Agreement) of OSL and all of the issued and outstanding capital stock of OSL Holdings, which transactions Michael Lowe hereby ratifies, and (ii) 465,000 shares of common stock of Imtek Office Solutions, Inc. to Michael Lowe, 2,750 shares to Brian Lowe, 10,000 shares to Karen Lowe, and 2,750 shares to Matthew Lowe, the receipt and sufficiency of which the undersigned hereby acknowedge.

                  (b) all conditions, limitations and restrictions on the resale of the Inventory, if any, are forever waived by the undersigned;

                  (c) that Imtek shall not be liable for any liabilities associated with OSL prior to November 1, 1997 or any liabilities of OSL from and after November 1, 1997 other than the Assumed Liabilities (within the meaning of the Purchase Agreement), and further agree, jointly and severally and subject to reasonable prior written notice, to indemnify and hold Imtek harmless from and against any and all claims, losses, damages, expenses (including reasonable attorneys' fees) and other costs relating to or arising out of any breach of any representation, acknowledgment, warranty, covenant or obligation contained in this Agreement. Imtek by its execution of this Agreement warrants and represents that it has not incurred and will not in the future incur any indebtedness with any former vendors of OSL for which either OSL or Michael Lowe is or may be liable.

                  (d) that all payment and other obligations of Imtek to Employees or any other person or entity in consideration of or with respect to the purchase of the Inventory, the Purchase Agreement and

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the Exchange Agreement have been fully paid and satisfied in full including, without limitation, that certain promissory note in the original principal amount of $92,000 in favor of OSL, which Michael Lowe shall return to Imtek for cancellation on the date hereof.

                  (e) By her execution of this Agreement Karen Lowe warrants and represents to Imtek that to the best of her knowledge the foregoing statements of Michael Lowe are true and correct.

         5. SEVERANCE PAYMENTS. Provided (i) except for breaches of Section 12 hereof, neither Employee shall then have breached any material term of this Agreement and have failed to cure such breach within twenty calendar days after written notice to such Employee reasonably specifying the nature of such breach (or within such longer time as reasonably may be necessary to effect such cure, provided that the Employee who is alleged to be in such breach is proceeding with reasonable and continuing diligence to effect such cure), and (ii) neither Employee has breached Section 12 hereof at any time during the term of this Agreement, Imtek Office Solutions, Inc. agrees to pay Employees the aggregate sum of $164,000, payable in twelve monthly equal installments (without interest) of $13,666.67, beginning on the first business day following the date of this Agreement. Of each monthly payment, Karen Lowe shall be entitled to receive $4,000 and Michael Lowe shall be entitled to receive the remainder.

         Employees acknowledge and agree that the their severance payments, when and if made in full (or if waived due to a violation of this Agreement as set forth in this section), will satisfy Imtek's obligations with respect to earned or accrued but unpaid vacation, sick and other leave time and so long as such payments are made when and as required, covenant not to assert their rights, under any applicable law, rule, regulation, contract or agreement, to the fullest extent permitted by law, to receive any further payment on account of earned or accrued but unpaid vacation, sick or other leave time. Upon Imtek's full and complete performance of its obligations to pay such severance, Imtek shall be deemed to have been released from any and all liability for any and all earned or accrued but unpaid vacation, sick or other leave time.

         6. BENEFITS AND EXPENSE REIMBURSEMENTS. Following the date of this Agreement, Imtek agrees to pay to Michael Lowe expense allowances for expenses incurred in the ordinary course of carrying out Imtek's business, to include the 1999 Nike Dominion Open golf tournament, all upon the presentation of receipts or other proof of the amount and purpose therefor reasonably satisfactory to Imtek. For a one year period from the date of this Agreement or until Mike Lowe is eligible to obtain health benefits from another employer and is insurable under such employer's policies, Imtek shall maintain, in accordance with its current practices, as such may be modified with respect to all applicable employees generally from time to time, Mike Lowe's current benefits package under Imtek's current payroll administrator.

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         7. STOCK OPTIONS. Imtek agrees to issue Michael Lowe stock options to purchase 10,000 shares of Common Stock of Imtek, as adjusted for stock dividends, stock splits, and the like, at a price of $1.00 per share, which will vest in four equal quarterly installments beginning on the sixth month anniversary of this Agreement, provided that at the time such vesting would occur (i) except for breaches of Section 12 hereof, neither Employee shall then have breached any material term of this Agreement and have failed to cure such breach within twenty calendar days after written notice to such Employee reasonably specifying the nature of such breach (or within such longer time as reasonably may be necessary to effect such cure, provided that the Employee who is alleged to be in such breach is proceeding with reasonable and continuing diligence to effect such cure), and (ii) neither Employee has breached Section 12 hereof at any time prior thereto. Imtek has no current intention to grant any options to any of Ed Hirsch, Robert Hoover or Brad Thompson in the short term.

         8. GENERAL RELEASE. Except as specifically set forth in this Agreement, in consideration of the mutual promises and other consideration set forth in this Agreement, each of the parties hereto covenant and agree, for themselves and their successors and assigns, irrevocably and unconditionally waives, acquits, releases and forever discharges each of the other parties, its directors, officers, employees and agents, from any and all claims, charges, promises, actions, causes of action, covenants, contracts, controversies, agreements, complaints, suits, damages, debts, demands, obligations and any and all liabilities of any nature and kind whatsoever, known or unknown, whether accrued or not and regardless of whether arising in law or in equity, that any party ever had, now have or hereafter may have arising out of either or both of Employees' employment with Imtek and the termination thereof, the Acquisition Documents and the transactions contemplated thereby or relating thereto, including, but not limited to:

                  (a) the employment obligations of Imtek to Employees including, without limitation, all unpaid salary, bonuses and benefits and all sick, vacation and other leave time;

                  (b) the representations and warranties made in the Acquisition Documents;

                  (c) any claims relating to the type or value of the consideration, or the manner in which such consideration was provided, in connection with the Acquisition Documents including, with respect to the Shares, any rescission rights arising under state or federal laws or otherwise;

                  (d) to the greatest extent permitted under applicable law, wrongful discharge, breach of express or implied contract, failure to comply with any federal or state securities laws, breach of fiduciary duty, fraud, misrepresentation, breach of warranty, defamation,

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liability in tort, contract or otherwise, claims of any kind that may be brought in any court or administrative agency; and

                  (e) any claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866 and 1991, as amended, Americans With Disabilities Act, Federal Equal Pay Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Family and Medical Leave Act or any other federal, state or local law, including, without limitation, the laws of the Commonwealth of Virginia and the State of Maryland, relating to employment, employee benefits or the termination of employment, or any other claim arising out of or relating to the foregoing.

Anything to the contrary herein notwithstanding, the foregoing release shall not, however, serve to release any rights of Michael Lowe to receive stock options as set out elsewhere herein, nor shall it be deemed to include any rights the Employees, either of them, or any of their affiliates hold or may hold as a shareholder of Imtek.

IT IS EXPRESSLY UNDERSTOOD BY EMPLOYEES THAT THIS IS A GENERAL RELEASE; provided, however, that no party hereby waives any future rights or claims arising after the date of this Agreement or based upon the terms or conditions of this Agreement.

         11. NON-DISCLOSURE OF TERMS AND CONDITIONS OF AGREEMENT. Employees and Imtek agree that the terms of this Agreement are confidential, and each agrees not to disclose such terms or conditions to any person, corporation, partnership, limited liability company, proprietorship or other entity ("Person") other than such party's attorney, income tax preparer or similar professional, except to the extent compelled by legal process or as may occur in the event of litigation between or among the parties hereto, in connection with any financing (debt or equity) or public reporting by Imtek, or sought by the Employees or either of them, or otherwise as required by law. The parties agree to instruct such Persons that this information is to be kept confidential.

         12. NON-COMPETE. In exchange for the consideration to be paid or provided to the Employees by Imtek hereunder and so long as Imtek performs such obligations, each of the Employees, jointly and severally, covenant and agree that he/she will not, directly or indirectly (except as is expressly permitted in this Agreement), for a period of one year from the date of this Agreement:

                           (i) solicit or cause or permit any person controlled
by either Employee to solicit in any way the services of any employee, officer or director of Imtek regardless of the function of such Imtek employee or, at any time, defame or slander Imtek or any of its shareholders, directors, affiliates, officers, employees, or agents; or

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                           (ii) use any confidential or proprietary information
(within the meaning of this Agreement) or any other non-public information relating to Imtek or any of its subsidiaries, to solicit any person, business or other entity who or which is or was a client or customer of Imtek at any time since April 22, 1997.

                  Each of the Employees agree, within seven (7) calendar days of the execution of this Agreement, to deliver to Imtek all documents, contracts, agreements and other written material, magazine and other advertisements and promotional material, memoranda, records, notes, disclosure matters, and other materials in their possession or control, whether prepared by them or others, that relate to Imtek or are or were used in connection with the business or operations of Imtek. Employees may retain copies of any such documents Employees in good faith deem reasonably necessary for their personal records, provided that on the documents returned to Imtek the Employees shall note any documents of which they have retained any copies. Employees acknowledge Imtek's ownership of such documents. Michael Lowe may retain possession of his Compaq notebook computer but shall delete therefrom all computer files in accordance with this paragraph and may retain copies of records also in accordance with this paragraph.

         13. CONFIDENTIALITY. Employees agree, jointly and severally, that they will not, at any time, use, divulge or give anyone any confidential or proprietary information, data or trade secrets obtained by either of them during their employment with Imtek or during the negotiation and consummation of the Acquisition Documents, which concern Imtek's business or affairs. Such information, data or trade secrets shall include, but is not limited to, customer and client lists and information, mailing lists, computer programs, pricing information, operating costs, profit margins, financial statements, salary information, business projections, market surveys, confidential product information, customer needs, customer names, viatical settlement information, other information relating to Imtek's servicing of its customers, and any other non-public information concerning Imtek's business, its products and processes, customers and manner of operation. Employees understand why the foregoing information should not be divulged to others, and that they also may have learned certain things that may or may not require confidential treatment. Employees understand that it may be difficult to draw an exact line of distinction as to what does and does not require confidential treatment, although as a general rule, it may be said that any unpublished information is secret and confidential and protected under this Section. In those cases where any good faith doubt arises, Employees will treat the information as confidential and not use or disclose it unless they first obtain written permission from Imtek to do so. Employees also agree not to disclose any information concerning any legal matters or proceedings in which the Imtek is involved except as required by a lawfully issued subpoena or as may be reasonably necessary to defend or prosecute any litigation in which they may be involved.

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         14. SURVIVAL OF OBLIGATIONS AND ENFORCEMENT.

                  (a) All terms and conditions of this Agreement shall survive the termination of Employees' employment.

                  (b) Employees agree, jointly and severally, that if either or both of them breach or threaten to breach any provision of this Agreement, Imtek's remedies at law may be inadequate, and Imtek in such event, subject to the discretion of the court having jurisdiction of such matter, shall be entitled to an injunction restraining one or both of the Employees from such breach or threatened breach. Such remedy shall be in addition to all other remedies available at law or in equity.

                  (c) In the event any litigation arises under or as a result of this Agreement, the parties agree that the prevailing party or parties, as determined by the court having jurisdiction of such litigation, shall recover reasonable attorneys' fees and related litigation expenses from the other party or parties.

                  (d) It is the parties' intention to provide Imtek in this Agreement the maximum protection against unfair competition possible in the geographic area in which Imtek does business. The parties, however, in no way intend to include a provision which contravenes the public policy of any state. Therefore, if any provision of the Agreement is unlawful, against public policy or otherwise declared void, such provision shall not be deemed part of this Agreement, which otherwise shall remain in full force and effect; provided, however, that if a court of competent jurisdiction deems the duration, scope or area restriction stated herein to be unreasonable under the circumstances then existing, the parties desire that such court enforce the restrictions to the extent it deems reasonable.

         15. COOPERATION. Employees and Imtek recognize that, because of Employees' former positions with Imtek, it is important that Imtek's employees and customers perceive that their separation from Imtek is amicable. Employees agree that they will continue to cooperate with Imtek by projecting a positive attitude toward Imtek, its customers and employees, and its products.

         16. NO ADMISSION. It is understood and agreed that neither party admits any liability in connection with any dispute or controversy arising out of or in connection with the Acquisition Documents or the transactions contemplated thereby or in connection with the termination of the Employees' employment with Imtek.

         17. NOTICES. Any notice required or permitted to be given hereunder shall be deemed to have been given when and only when, and as of the date, such notice is mailed by certified mail, return receipt requested and a facsimile copy is transmitted as follows:

                  (a)  To Employees or either of them:

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                                    Michael L. Lowe
                                    Karen W. Lowe
                                    12205 Renwick Court
                                    Glen Allen, VA 23060
                                    Facsimile:  (804) 364-0691

                        with copy to:
                                    Hirschler, Fleischer, Weinberg, Cox & Allen a Professional Corporation
                                    Attention:  Louis J. Rogers, Esq.
                                          P. O. Box 500
                                    Richmond, Virginia 23218
                                    Facsimile:  (804) 644-0957

                  (b) To Imtek:
                                    Imtek Office Solutions, Inc.
                                    Attention:  Edwin C. Hirsch
                                    8003 Corporate Drive, Suite C
                                    Baltimore, Maryland 21236
                                    Facsimile:  (410) 931-2731

                        with copy to:
                                    McGuire, Woods, Battle & Boothe LLP
                                    Attention: Patrick M. Shelley, Esq.
                                    Seven St. Paul Street
                                    Suite 1000
                                    Baltimore, MD  21202-1626
                                    Facsimile:  (410) 659-4535


Any notice given on a banking holiday shall be deemed to have been given on the next immediate business day. Any party desiring to changes its address for purposes of notice shall give notice of such change of address in the foregoing manner and the effective date of such notice of change of address shall be five calendar days after such notice is given.

         18. OBLIGATIONS OF SUCCESSORS. During the period of one year following the date of this Agreement, Imtek agrees to provide Mike Lowe with reasonable prior written notice of any contemplated sale of any wholly-owned direct or indirect subsidiary corporations or any purchase of the major assets or business of Imtek or its wholly-owned direct or indirect subsidiaries.

         19. AUTHORITY. The individuals executing this Agreement personally warrant and represent to all other signatories hereto their actual authority to execute this Agreement.

         20. ENTIRE AGREEMENT.

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                  (a) This Agreement supersedes and terminates all contracts, negotiations and understandings between the parties. The parties understand and agree that all terms of this Agreement are contractual and are not a mere recital, and represent and warrant that they are competent and possess the full and complete authority to covenant and agree as herein provided.

                  (b) Employees understand, agree, and represent that the covenants made herein and the releases herein executed may affect rights and liabilities of Employees to a substantial extent, and agree that the covenants and releases provided herein are in their best interest on the date hereof. Employees represent and warrant that, in negotiating and executing this Agreement, they have had an adequate opportunity to consult with competent counsel or other representatives of their choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises or agreements other than those expressly set forth in writing herein.

                  (c) The parties have carefully read this Agreement in its entirety, fully understand and agree to its terms and conditions, intend and agree that it is final and binding and understand that, in the event of a breach, either party may seek relief, including damages, restitution and injunctive relief, at law or in equity, in a court of competent jurisdiction.

         21. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Maryland, without regard to its choice of law provisions.

         IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing Severance Agreement and General Release this 16th day of August, 1999. This Agreement may be signed in counterparts, each of which shall be deemed an original and which shall together constitute but one instrument. This Agreement shall be deliverable by facsimile.



AUGUST 16, 1999                              /s/ Michael L. Lowe
-------------------------------              ----------------------------
Date                                             MICHAEL L. LOWE


AUGUST 16, 1999                              /s/ Karen W. Lowe
-------------------------------              ----------------------------
Date                                             KAREN W. LOWE


AUGUST 16, 1999                              IMTEK OFFICE SOLUTIONS, INC.
-------------------------------
Date

                                             By: /s/Robert Hoover
                                                 ------------------------
                                             Name:  Robert Hoover
                                             Title: President



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